Exhibit 10.4

FIRST AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This First Amendment to Amended and Restated Employment Agreement (as hereinafter amended from time to time, this “Amendment”) is made and entered into this 24th day of September, 2020 by and between WOODBRIDGE WIND-DOWN ENTITY LLC, a Delaware limited liability company (the “Company”), and FREDERICK CHIN (the “Employee”).

RECITALS

The Company and Employee are party to that certain Amended and Restated Employment Agreement, dated as of July 31, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Employment Agreement”).

The Company and the Employee desire to amend the Employment Agreement to extend the term of the Employee’s employment on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Employee (individually a “Party” and together the “Parties”), intending to be legally bound, agree as follows:

AGREEMENT

Section 1.            Definitions. Capitalized terms used but not otherwise define herein shall have the respective meanings assigned thereto in the Employment Agreement.

Section 2.             Amendments to the Employment Agreement. The Parties hereby agree to amend the Employment Agreement as follows:

(a)          Section 1 of the Employment Agreement is hereby amended by deleting the words “two (2) years and six (6) months” in the first sentence of such Section and substituting in lieu thereof the words “three (3) years”.

(b)          Section 4 of the Employment Agreement is hereby amended by adding a new subsection (c) as follows:

“(c)        2021 Discretionary Bonus.          If the Employee is still employed by the Company on December 31, 2021, the Employee shall be considered by the Board for a discretionary bonus with respect to 2021.  Any discretionary bonus for 2021 shall be paid on or before January 31, 2022.  Any discretionary bonus will be considered by the Board in its sole and absolute discretion.  The Company acknowledges and agrees that the payment of a discretionary bonus, if any, to Employee pursuant to this Section 4(c) shall not affect or reduce the amount of any Wind Down Bonus, Period 2 Bonus or Period 3 Bonus paid or to become payable to Employee.”

Section 3.             Miscellaneous.

(a)        Governing Law.  This Amendment shall be subject to and governed by the laws of the State of California applicable to contracts made and to be performed therein, without regard to conflict-of-laws principles thereof.

(b)        Jurisdiction.  Any action to enforce any of the provisions of this Amendment shall be brought in a court of the State of California located in Los Angeles County or in a Federal court located in Los Angeles, California.  The parties consent to the jurisdiction of such courts and to the service of process in any manner provided by California law.  Each Party irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such court and any claim that such suit, action, or proceeding brought in such court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentences shall be deemed in every respect effective and valid personal service of process upon such Party.

(c)         Effect of Amendment.  Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect.  Any references to the Employment Agreement (whether in the Employment Agreement or any agreement, document, document or certificate contemplated thereby and/or executed in connection therewith) are hereby amended to mean the Employment Agreement as amended by this Amendment.

(d)          Counterparts.  This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Amended and Restated Employment Agreement on the day and year first above written.

WOODBRIDGE WIND-DOWN ENTITY LLC

By:	/s/ M. Freddie Reiss
Name:	M. Freddie Reiss
Title:	Manager

EMPLOYEE

Signature:	/s/ Frederick Chin
Name:	Frederick Chin